Exhibit 10.3

First Amendment
to the
Hanover Compressor Company
1999 Stock Option Plan

     WHEREAS, Hanover Compressor Company (the “Company”) maintains the Hanover Compressor Company 1999 Stock Option Plan (the “Plan”) for the purpose of granting Awards thereunder to eligible employees of the Company and its Affiliates; and

     WHEREAS, Section 16 of the Plan provides that the Compensation Committee of the Board of Directors of the Company may amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of July 8, 2005, as follows:

1.	Section 2.03, Change in Control, is deleted and replaced in its entirety with the following:

“Change in Control shall mean

     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Change in Control; or

     (ii) Individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) The consummation of a reorganization, merger or consolidation of the Company or sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction.

Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, for purposes of accelerating payment of such Award a “Change in Control” shall mean a change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, as set forth in the regulations and other guidance issued under Section 409A of the Code.”

2.	Section 8 is amended by adding thereto the following:

     “Notwithstanding the vesting schedule contained herein or in the Participant’s agreement to the contrary, if a Participant’s Termination of Employment is due to his or her death, Disability or Retirement, all Options of such Participant then outstanding shall immediately become exercisable in full. As used herein, “Retirement” means a Termination of Employment, other than due to Cause, death or Disability, on or after the Participant’s reaching (i) age 65 or (ii) age 55 and terminating with the written consent of the Committee.”

3.	Section 9 is amended to read as follows:

     “Notwithstanding the provisions of Section 8 or anything contained in a Participant’s agreement to the contrary, effective upon a Change in Control (or at such earlier time as the Committee may provide) all Options then outstanding shall immediately become exercisable in full and the Company shall have the right to acquire from Participants their Options by payment of the difference between the price per share of Common Stock established in the Change in Control and the Option Price.”

     All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.